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CONSENT SOLICITATION STATEMENT	Exhibit 99.2

CONSENT SOLICITATION
relating to the
$150 million of 6 3/8% Senior Notes Due 2013
CUSIP No. 492914AP1
and
$275 million of 8 3/8% Senior Notes Due 2008
CUSIP No. 492914AN6
of
Key Energy Services, Inc.

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  We are soliciting consents from the holders of our outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008, collectively the notes, to amend certain provisions in the indentures governing the notes.

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  On March 29, 2004, we announced that we would not timely file our Annual Report on Form 10-K for the year ended December 31, 2003. We have been engaged in a review and analysis of our assets, especially our equipment assets. In connection with that review, our Audit Committee authorized an investigation of, among other things, our internal controls structure and procedures. Based on the asset review we estimate that we will require write-downs of approximately $78 million in fixed assets, primarily idle equipment, and approximately $5 million of goodwill and intangible assets. We expect the write-downs to be recorded in 2003 and one or more prior years and, as a result, certain prior financial statements will require restatement. Because our review is continuing, our estimates are preliminary and additional adjustments to our financial statements may result, some of which could be materially greater or different from the adjustments we currently expect. At this time, we cannot predict whether the actual write-downs will exceed these amounts or what periods to which the write-downs will be allocated. You should not rely on our previously-issued financial statements.

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  The consents are being solicited to amend certain provisions in the indentures governing the notes to provide us until December 31, 2004, to comply with the financial reporting covenants in the indentures. Each holder that consents will also be waiving all defaults with respect to the financial reporting covenants in the indentures and any and all rights to cause the principal of, and accrued interest on, the notes to be immediately due and payable as a result of such defaults.

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  If you are a registered holder of the notes as of the close of business on July 2, 2004, the record date for this consent solicitation, and consent to the proposed amendments before the consent solicitation expires, then on or promptly after the expiration date, and provided that the requisite consents, as defined below, are timely received and accepted in accordance with the terms hereof, you will be eligible to receive a consent payment of $2.50 in cash for each $1,000 principal amount of notes for which approval of the consents are given by you and not revoked.

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  The consent solicitation expires at 5:00 p.m., New York City time, on July 15, 2004, unless extended.

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  We are conditioning the completion of this consent solicitation with respect to each series of notes on, among other things, the receipt and acceptance of valid consents by at least a majority of the aggregate principal amount outstanding of that series of notes and the other series of notes.

The solicitation agent for the consent solicitation is:

LEHMAN BROTHERS

The information agent and tabulation agent for the consent solicitation is:

D.F. King & Co., Inc.

The date of this consent solicitation statement is July 6, 2004.

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ABOUT THIS CONSENT SOLICITATION STATEMENT

        In this consent solicitation statement, "you," "holder" and "registered holder" refer to:

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  each registered holder of our 6 3/8% senior notes due 2013 as of the close of business on the record date;

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  each registered holder of our 8 3/8% senior notes due 2008 as of the close of business on the record date; or

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  any other person who has been authorized to grant a consent for the applicable notes on behalf of any registered holder.

        For purposes of this consent solicitation statement, the term registered holder shall be deemed to include The Depository Trust Company, referred to herein as DTC, and DTC participants listed as of the record date on the DTC securities position listing. DTC has authorized DTC participants to consent and to receive consent payments, as defined below, as if they were registered holders.

        Capitalized terms used in this consent solicitation statement that are not otherwise defined have the meanings set forth in the indentures governing the notes.

THE CONSENT SOLICITATION

        We are soliciting your consent, referred to herein as the consent solicitation, upon the terms and subject to the conditions set forth in this consent solicitation statement and in the accompanying letter of consent, to certain amendments, referred to herein as the proposed amendments, to the indentures governing the notes. The amendments to each indenture require the valid consents of the holders of at least a majority of the aggregate principal amount outstanding of the notes issued under such indenture.

        Regardless of whether the proposed amendments become effective, the notes will continue to be outstanding in accordance with all other terms of the notes and the indentures. The changes sought to be effected by the proposed amendments will not alter our obligation to pay the principal or interest on the notes when due or alter the stated interest rates or maturity dates of the notes.

        Please read and carefully consider the information contained in this consent solicitation statement and give your consent to the proposed amendments by properly completing and executing the letter of consent and delivering the letter of consent to D.F. King & Co., Inc., the information agent and tabulation agent for the consent solicitation, at the address on the back cover of this consent solicitation statement, before 5:00 p.m., New York City time, on July 15, 2004, the expiration date. The consent solicitation with respect to each series of notes is subject to the following conditions in a manner satisfactory to us in our sole and absolute discretion:

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  the tabulation agent receives, on or before the expiration date, properly completed and executed letters of consent, which have not been revoked, in respect of (i) at least a majority in aggregate principal amount of such series of notes that are outstanding and (ii) at least a majority in aggregate principal amount of the other series of notes that are outstanding. Such number of consents with respect to each series of notes are referred to in this consent solicitation statement as the requisite consents for such series of notes;

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  we deliver the requisite consents for such series of notes to U.S. Bank National Association, as trustee under the indentures; and

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  we, the trustee and the several guarantors party thereto execute supplemental indentures with respect to such series of notes embodying the proposed amendments. Such supplemental indentures are referred to herein as the supplemental indentures.

        We refer to the time at which the foregoing conditions have been satisfied or waived by us as the effective time.

        We intend to execute a supplemental indenture with respect to each series of notes as soon as the requisite consents for each series of notes have been received.

        The consents for each series of notes will become irrevocable at the effective time for such series of notes. Promptly following the expiration date, we will pay or cause to be paid to each holder $2.50 in cash, referred to as the consent payments, for each $1,000 principal amount of notes subject to the following conditions:

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  such holder, referred to collectively as the consenting holders, delivers to the tabulation agent before the expiration date a properly completed and executed letter of consent that has not been revoked before the effective time;

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  the requisite consents with respect to such series of notes have been received before the expiration date;

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  the requisite consents with respect to the other series of notes have been received before the expiration date; and

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  the effective time with respect to such series of notes has occurred.

        No interest will accrue or be payable on any consent payment.

        The conditions of the consent solicitation and our obligation to make consent payments are for our sole benefit and, to the extent permitted by law and the indentures, may be waived by us in whole or in part at any time and from time to time in our sole discretion.

        Consents may be revoked at any time up to, but will become irrevocable on, the effective time for such series of notes. If you do not deliver your letter of consent before the expiration date, you will not be entitled to receive the consent payment even though the proposed amendments, if they are approved and become effective, will be binding on you.

        We will not be deemed to have accepted any letter of consent until the effective time for the related series of notes. If we, the trustee and the guarantors execute the supplemental indentures and they become effective, the proposed amendments will be binding upon all holders of notes and all subsequent holders of notes, whether or not all holders have given their consents.

        The transfer of notes after the record date will not have the effect of revoking any consent validly given by a holder with respect to those notes, and each properly completed and executed letter of consent will be counted notwithstanding any transfer of the notes to which a letter of consent relates, unless the procedure for revoking that consent has been complied with.

        If any person receiving this consent solicitation statement has sold or transferred his notes before the record date, this consent solicitation statement and the documents delivered with it should be passed on to the person through whom such sale or transfer was effected for transmission to the purchaser or transferee.

        Under no circumstances should you tender or deliver any notes.

        The consent solicitation will expire at 5:00 p.m., New York City time, on the expiration date, unless extended. The expiration date may be extended at any time in our sole discretion regardless of whether the requisite consents have been received, and the consent solicitation with respect to either series of notes may be terminated at any time in our sole discretion before the effective time with respect to such series of notes regardless of whether the requisite consents have been received.

        The consent solicitation is not being made to, nor will letters of consent be accepted from or on behalf of, holders in any jurisdiction in which the making of the consent solicitation or the acceptance of such letters of consent would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to make the consent solicitation in any such jurisdiction and extend the consent solicitation to holders in any such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the consent solicitation to be made by a licensed broker or dealer, the consent solicitation will be deemed to be made on our behalf by Lehman Brothers Inc., the solicitation agent for the consent solicitation, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

        The statements contained in this consent solicitation statement are made as of the date hereof, and the delivery of this consent solicitation statement and the accompanying materials will not, under any circumstances, create any implication that the information contained herein is correct at any time after the date hereof.

        No person has been authorized to give any information or to make any representation on behalf of us, our affiliates, the solicitation agent, the information agent, the tabulation agent, the paying agent or the trustee not contained or incorporated by reference herein or in the accompanying letter of consent and, if given or made, such information or representation must not be relied on as having been authorized by us, our affiliates, the solicitation agent, the information agent, the tabulation agent, the paying agent or the trustee.

AVAILABLE INFORMATION

        We are subject to the reporting and other information requirements of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act. We file reports and other information with the Securities and Exchange Commission, referred to herein as the Commission. Such reports and other information we file pursuant to the Exchange Act may be inspected and copied at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference room. The Commission maintains an Internet web site containing reports, proxy materials, information statements and other items. The address is at http://www.sec.gov. We maintain an Internet website at http://www.keyenergy.com. Information on our website or on any other website is not incorporated into this consent solicitation statement, and does not constitute a part of this consent solicitation statement. Our reports, proxy statements and other information can also be inspected and copied at the offices of the New York Stock Exchange, on which our common stock is listed (symbol: KEG).

        As discussed below, we are continuing our review of our fixed assets and related issues. As a result, we expect to restate one or more prior year financial statements, although we do not know at this time the total amount of the write-downs that will be required in 2003 and earlier years. Therefore, you should not rely upon our previously filed financial statements in connection with this consent solicitation.

INCORPORATION BY REFERENCE

        All documents we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this consent solicitation statement and before the termination of the consent solicitation shall be deemed to be incorporated by reference into this consent solicitation statement and to be a part hereof from the date of filing of such documents. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this consent solicitation statement to the extent that a statement contained in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this consent solicitation statement.

        We specifically do not incorporate any of our historical financial statements in this consent solicitation statement.

        We will provide, without charge, to each person to whom a copy of this consent solicitation statement is delivered, upon written request of such person, a copy of any documents incorporated into this consent solicitation statement by reference other than exhibits thereto unless such exhibits are specifically incorporated by reference in the document that this consent solicitation statement incorporates. Requests for such copies should be directed to us at Key Energy Services, Inc., 6 Desta Drive, Suite 4400, Midland, Texas 79705, telephone number: (432) 620-0300.

FORWARD-LOOKING STATEMENTS

        The statements in this consent solicitation statement that relate to matters that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to herein as the Securities Act, and Section 21E of the Exchange Act, including without limitation, statements regarding the estimated amounts of write-downs and write-offs, and our expected operating and performance outlook. When used in this consent solicitation statement and the documents incorporated by reference, words such as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may," "predict" and similar expressions are intended to identify forward-looking statements. Further events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include:

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  the risk of possible changes in the scope and nature of, and the time required to complete the asset review and restatement of prior year financial statements, the issuance of audit opinions on our prior year financial statements and the audit of our 2003 financial statements;

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  the results of the internal investigations initiated under the direction of our Audit Committee; and

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  the costs of these matters, and the potential disruptive effects of these matters on our business.

        Our expectations concerning any adjustments to our financial statements as a result of our ongoing review of our financial statements are also "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The final results of our review may result in adjustments that are materially greater or different from the adjustments we currently expect. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

        Forward-looking statements contained in this consent solicitation statement speak only as of the date of this consent solicitation statement, and, unless otherwise required by law, we disclaim any duty or obligation to update any forward-looking statements; however, readers should carefully review reports or documents that are periodically filed with the Commission.

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SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this consent solicitation statement. As used in this consent solicitation statement, unless otherwise stated, the term "Key Energy" refers only to Key Energy Services, Inc. and not to any of its subsidiaries. The terms "we," "us," "our" and similar terms refer to Key Energy and its subsidiaries.

Key Energy Services, Inc.

        Based on the number of rigs we own and available industry data, we are the largest onshore, rig-based well servicing contractor in the world. We provide a complete range of well services to major oil companies and independent oil and natural gas production companies, including:

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  rig-based well maintenance, workover services to restore or increase production on a well, completion services required on a well before production starts, and recompletion services, including horizontal recompletions, necessary to re-enter a well to complete production in a new zone or formation;

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  well intervention services, including services provided in connection with the recovery of tools and other equipment that have been lost or become trapped in a well and the rental of equipment used in the drilling, completion and workover of a well;

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  oilfield trucking services, including the hauling of equipment from one wellsite to another, the transportation and disposal of various liquid by-products produced by oil and natural gas wells and the transportation and injection of fluids used to clear restrictions in a wellbore; and

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  ancillary oilfield services.

        We conduct well servicing operations onshore internationally in Argentina and Egypt and in the following regions of the continental United States:

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  Gulf Coast (including South Texas, Central Gulf Coast of Texas and South Louisiana);

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  Permian Basin of West Texas and Eastern New Mexico;

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  Mid-Continent (including the Anadarko, Hugoton and Arkoma Basins and the ArkLaTex and North Texas regions);

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  Four Corners (including the San Juan, Piceance, Uinta and Paradox Basins);

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  Eastern (including the Appalachian and Michigan Basins);

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  Rocky Mountains (including the Denver-Julesberg, Powder River, Wind River, Green River and Williston Basins); and

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  California (the San Joaquin Basin).

        Based on the number of rigs we own and available industry data, we are also a leading onshore drilling contractor. We conduct land drilling operations in a number of major domestic producing basins, as well as in Argentina.

Recent Developments

        On June 30, 2004, we announced our rig and trucking hours for the months ended April 30 and May 31, 2004, as follows:

	Month Ending
	April 30, 2004	May 31, 2004	May 31, 2003
Working days	21	20	21
Rig hours	215,695	210,805	198,578
Trucking hours	233,382	229,071	247,995

        We calculate working days as total weekdays for the month, less any company holidays that fall in that month. For the month of June 2004, there were 22 working days.

        We also announced a nationwide price increase for all non-contract and certain contract customers effective July 15, 2004. This price increase will apply to all of our well servicing, pressure pumping, contract drilling and fishing and rental tool services, and will be in addition to regional mid-term increases implemented earlier in the year.

        Earlier in June, we withdrew our earnings guidance for 2004 because there exists uncertainty regarding the conclusion of the process of the restatement of our financial statements and the likelihood of the significant costs associated with that process. Because of the uncertainty of those costs, historical correlation between revenue, rig hours and earnings may not be the same as in prior periods. Primarily, as a result of these costs, and to a lesser extent, rising operating costs such as labor, fuel and repairs and maintenance, we have initiated steps to reduce our cost structure. These steps include the closing of our New Hope, Pennsylvania, and San Antonio, Texas offices. We also are evaluating additional facility consolidations.

Background

  Failure to File Annual Report and Restatement.

        On March 15, 2004, we announced that we would not file our Annual Report on Form 10-K for the year ended December 31, 2003 on time. We stated that our 2003 audit was not complete because we had not yet completed a review and analysis of certain idle equipment to determine proper classification, remaining depreciable lives, expected future use and potential impairment. The time for filing was extended under Commission rules to March 30, 2004.

        On March 29, 2004, we announced that we would not file our Annual Report on Form 10-K by the March 30, 2004 extended deadline. As a result of our continuing asset review, we estimate that a write-down of approximately $78 million of assets, consisting predominantly of idle equipment, will be required. We believe these write-downs should have been recorded in 2003 or one or more prior years. As a result, we expect to restate one or more prior year financial statements.

        We discovered that certain improprieties had occurred in our South Texas Division, including, among other things, misappropriation of company funds and diversion of company assets. We performed an investigation of this matter and recorded a charge of approximately $730,000 related to these actions in the quarter ended December 31, 2003. We may record an additional charge of up to $750,000. We have replaced the management of this division and terminated all employees found to have been involved in the improprieties. We intend to pursue all available criminal and civil remedies to recover our losses. In that regard, we have commenced civil litigation against the former employees and certain third parties we believe were involved in the malfeasance to recover those damages.

        In connection with the South Texas matter, we also identified $5 million of goodwill and other intangible assets recorded in 2003 related to an acquisition in our South Texas Division in 2003 that we believe should be charged to earnings for 2003 because the value of the acquired business was misrepresented by the individuals involved in the illegal activities in the South Texas Division. Although we believe we have identified all material amounts required to be reflected in our financial statements and have taken appropriate corrective action in connection with this matter, at this time we cannot predict whether additional charges or other corrective action will be required.

        Our restatement process is ongoing. To date, we have conducted a physical inventory of over 20,000 individual pieces of equipment of our well servicing, drilling, and pressure pumping divisions in order to determine the equipments' existence, condition and valuation. We are attempting to match the equipment that has been physically counted and evaluated with the book values of equipment recorded in our accounting systems. We will then undertake to determine the appropriate write-down amounts. We are also attempting to determine the fiscal period in which any write-downs or impairments should be recorded. The lack of detail in our accounting records for equipment acquired in years before 2000, including the difficulty in locating source documents for such assets, is affecting the process. With respect to all prior periods, including 2003, evidence necessary to determine exact dates that particular assets might have first been impaired is limited. Restatements of prior year periods will require issuance of audit opinions by our independent auditors on the financial statements for those years.

        The restatement process is subject to uncertainties. These uncertainties include whether we will be able to develop the necessary records or estimates to support the accounting for equipment assets and allocation of the write-downs to particular fiscal years, whether the restatements and audit will be completed in a timely manner, whether the amount of write-downs or impairments will exceed our estimates, and what portions of the write-downs are to be allocated to particular fiscal years. In connection with the restatement process, additional items requiring restatement may be identified. Users of our financial statements should not rely on our previously issued financial statements.

  Audit Committee Investigation.

        Our Audit Committee authorized special outside counsel, Sidley Austin Brown & Wood LLP, to conduct a review of our internal investigation of the South Texas matter. The Audit Committee also authorized an independent investigation with the assistance of special outside counsel of the adequacy of our public disclosure procedures, our internal controls and other matters that arose in the course of the investigation. As part of this investigation, outside counsel for the Audit Committee examined, among other things, matters related to public disclosures and financial forecasts made by our executive officers, certain transactions involving our executive officers, accounting policies and procedures and corporate governance matters. In the course of that investigation, they interviewed many of our current and former employees.

        The Audit Committee's outside counsel has largely completed its factual inquiries. Counsel has given reports on its preliminary factual findings to the Audit Committee and our Board of Directors. The Audit Committee has not yet reached any conclusions as to what corrective actions it will recommend based on counsel's factual findings. The Audit Committee expects to complete its investigation and make recommendations on corrective actions to the Board of Directors by the end of July 2004.

  Commission Investigation.

        We have been notified by the Fort Worth Office of the Commission that it has commenced an inquiry relating to the restatement of our financial statements as described above. We are cooperating fully with the Commission Staff.

  Breach of Our Obligations Under the Indentures.

        Our failure to file our 2003 Annual Report on Form 10-K together with a report and statement from our independent public accountants, and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003, with the Commission, and deliver these documents to holders of the notes and the trustee constituted breaches of our reporting obligations under the indentures and of our obligation under the indentures to comply with a corresponding provision of the Trust Indenture Act of 1939, as amended, referred to as the TIA. On June 1, 2004, we received a letter from the trustee purporting to be a notice stating that we were in breach of the financial reporting covenants contained in the indentures, and stating that unless the deficiency was remedied within 90 days, an event of default would occur under the indentures. We believe the notice may be invalid because it does not meet certain requirements for the giving of such a notice as set forth in the indentures. Contrary to the letter from the trustee, the indentures actually would require us to cure the deficiency within 60 days of the receipt of a valid notice. Unless the deficiency is cured or waived within the cure period, the trustee or holders of 25% of the outstanding principal amount of either series of notes would have the right to accelerate the maturity of that series of notes. Notwithstanding our belief that the notice from the trustee may be invalid, we have elected to commence the consent solicitation to modify the terms of the indentures and to waive defaults and events of default that might be occasioned by our non-compliance with the financial reporting covenants described above.

  Default Under Other Long-Term Indebtedness.

        Our delay in filing the 2003 annual report on Form 10-K and our quarterly report on Form 10-Q also caused non-compliance with the information delivery requirements and other related provisions in the agreements governing our other long-term debt, including our secured revolving credit facility, subordinated convertible notes and certain equipment leases. Unless waived by the applicable lenders, noteholders or lessors, this non-compliance would have precluded us from borrowing additional amounts under our revolving credit facility and could have resulted in defaults under, and acceleration of, the long-term debt, which then would require us to repay all amounts outstanding under these arrangements, although such acceleration would not be automatic. Each of our long-term debt agreements also contains cross-default provisions under which the acceleration of our other indebtedness in amounts ranging from $5 million to $25 million would permit the acceleration of the indebtedness that is subject to the agreement in question.

  Waivers of Defaults.

        On April 7, 2004, we announced that the lenders under our $175 million revolving credit facility amended the terms of the facility to waive non-compliance with covenants requiring delivery of audited financial statements. We also announced that lessors under approximately $26.2 million (as of December 31, 2003) of equipment leases and our primary workers' compensation insurance carrier have also waived non-compliance with covenants requiring delivery of audited financial statements. The revolving credit facility lenders have agreed to extend to September 30, 2004, the date by which we must deliver audited financial statements for 2003 and quarterly unaudited financial statements for the first two quarters of 2004. The lenders have also waived defaults that would have resulted from non-compliance with the information delivery requirements and related provisions in the credit agreement.

        In connection with the revolving credit facility waiver, we agreed to deliver to the lenders draft, internal, unaudited financial statements setting forth our financial position and results of operations as of and for the year ended December 31, 2003, and the quarters ended March 31, 2004, and June 30, 2004, subject to any write-downs, write-offs, charges and adjustments required as a result of the restatements. Until we deliver audited 2003 financial statements and unaudited quarterly financial statements (in each case reflecting the impact of the restatements), we are prohibited from making acquisitions (other than a few specified acquisitions permitted by the waiver), from paying any dividends or repurchasing stock, and from making optional payments or prepayments on the notes, subordinated debt and certain other unsecured debt. We will be permitted to repay the remaining $18.7 million principal amount of our 5% subordinated convertible notes on the maturity date of such notes if we have at least $50 million in availability under the revolving credit facility after giving effect to such repayment. Based on our current and forecasted liquidity position, we believe that we will be able to meet this condition.

        Until the final audited financial statements and unaudited quarterly financial statements are delivered, applicable interest rate margins for LIBOR and base rate loans will not be reduced below 1.75% and 0.25%, respectively, and applicable commitment fee rates will not be reduced below 0.375%. These pricing levels may, however, be increased above those levels pursuant to the existing pricing grid. In addition, we paid waiver and administrative fees of approximately $437,000 to the lenders in connection with the amendment.

        The revolving credit facility waiver provides that it will be an event of default if we determine that the write-downs, write-offs, charges or other adjustments to be recorded in connection with the restatements will exceed $100 million. Under the waiver, a default arising from the failure to deliver periodic reports under any of the indentures governing the notes and the 5% subordinated convertible notes will not constitute a cross-default under the revolving credit facility unless the requisite notice of default has been given by the holders of notes issued under the applicable indenture and the 60-day cure period after such notice has expired.

        The administrative agent for the lenders under the revolving credit facility has advised us that, while no event of default has occurred under the revolving credit facility as a result of the trustee's notice of default, it believes a potential event of default has occurred under the revolving credit facility as a result of that notice and that, absent a waiver from lenders holding a majority of the loans under the revolving credit facility, we will not be able to borrow or obtain letters of credit under the credit facility until the potential event of default is cured or waived. We believe we have sufficient liquidity to provide for our anticipated operating needs while the consent solicitation is pending. Upon successful completion of the consent solicitation, any restriction upon our ability to borrow under the revolving credit facility will be resolved.

        All of our equipment financing lessors have agreed to extend to September 30, 2004, the date by which we must deliver audited annual financial statements to such parties, thereby eliminating our non-compliance as a default or cross-default trigger until such date. In addition, our primary workers' compensation insurance carrier agreed to amend the collateral agreements under which it allows us to provide a portion of our security in the form of a $6 million promissory note and a $3 million bond (in lieu of a letter of credit). Specifically, the workers' compensation carrier (i) extended to September 30, 2004, the date by which we must deliver audited annual financial statements to such parties and (ii) reduced the credit ratings triggers. After we amended our agreement with our workers' compensation carrier, our Standard & Poor's long term corporate and senior unsecured debt rating was downgraded from B+ to B and our Moody's senior unsecured issuer rating was downgraded from B1 to B2. Under the terms of the agreement with our worker's compensation carrier, as amended, as a result of these downgrades we must replace the promissory note and bond with letters of credit within 30 days after such downgrade. Such 30-day period was set to expire on July 8, 2004; however, we have entered into a letter agreement effective as of July 2, 2004, that requires us to provide a letter of credit for the $6 million promissory note within 20 days from July 2, 2004. The worker's compensation carrier agreed that it shall not exercise any other remedies under the agreement until the 20-day period expires. The carrier also agreed that the failure to provide a letter of credit by July 8, 2004, shall not be deemed an event of default. If we fail to provide a $6 million letter of credit within the 20-day period, the worker's compensation carrier may then immediately exercise any and all other remedies available under the agreement. We have arranged for a letter of credit to be available to meet this obligation.

        Our delay in filing our 2003 annual report on Form 10-K constituted a "registration default" under our registration rights agreement for common stock warrants issued in January 1999. Warrants to purchase an aggregate of 1,253,350 shares remain outstanding. So long as the registration statement for the warrants cannot be used, beginning March 29, 2004, we are obligated to pay liquidated damages to the holders of these warrants in an amount equal to $0.05 per warrant (or $4,325) per week in the first 90-day period and increasing amounts each 90-day period thereafter.

  New Chief Executive Officer

        On May 3, 2004, we announced the appointment of Richard J. Alario as Chief Executive Officer and a Director. He continues to serve as President and Chief Operating Officer. Mr. Alario succeeded Francis D. John, who continues to serve as non-executive Chairman of the Board. In addition, we are in discussion with our general counsel regarding his separation from the company.

  Securities Class Actions

        We have been named as a defendant in five class action complaints for violations of the federal securities laws filed in the United States District Court for the Western District of Texas. The complaints also name Richard J. Alario, James J. Byerlotzer, Francis D. John and Royce Mitchell as defendants. Each complaint is brought on behalf of a class of purchasers of our securities between April 29, 2003 and June 4, 2004. The complaints allege that we made material misrepresentations and omitted material information from our public statements and Commission reports during the class period in violation of the Exchange Act. We intend to vigorously contest these claims.

Purpose and Effects of the Proposed Amendments

        The current financial reporting covenants under the indentures require that we deliver to holders of the notes within the time periods specified in the Commission's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our independent public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports. In addition, the financial reporting covenants require that we file a copy of all such information and reports referred to above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The financial reporting covenants also require us to comply with the provisions of the TIA, which contain substantially similar requirements. Furthermore, we must file with the trustee, within 15 days after we are required to file the same with the Commission, copies of annual reports, information, documents and other reports that we may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, as well as a written statement of our independent public accountants stating whether, in making the examination necessary for certification of our financial statements for the fiscal year ended December 31, 2003, anything came to their attention that would lead them to believe that we have violated any provisions of Articles 8 or 10 of the indentures.

        Our non-compliance with the financial reporting covenants described above would constitute an event of default under the indentures if our non-compliance was not cured within 60 days after we received written notice specifying our non-compliance from the indenture trustee or holders of at least 25% of the principal amount of outstanding notes. On June 1, 2004, we received a notice from the indenture trustee that we were in breach of the financial reporting covenants contained in the indentures. Although we believe the trustee's notice may be invalid, we have elected to commence this consent solicitation to modify the terms of the indentures and to waive defaults and events of default that otherwise might be occasioned by our non-compliance with the financial reporting covenants described above.

        The proposed amendments would:

  •
  waive any default or event of default under the indentures in existence as of the effective time occasioned by our failure to comply with the financial reporting covenants,

  •
  until December 31, 2004, waive compliance with the financial reporting covenants of the indentures to the extent such covenants relate to the financial reports, information, documents or statements to be provided, filed or made available for annual or quarterly periods ending before December 31, 2004,

  •
  amend the events of default in the indentures to provide that our failure to comply with the financial reporting covenants contained in the indentures for annual and quarterly periods ending before December 31, 2004, will not constitute an event of default under the indentures until December 31, 2004, or thereafter unless such failure shall have continued for 60 days after notice to us by the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes.

        The proposed amendments for the 6 3/8% senior notes due 2013 and the 8 3/8% senior notes due 2008 are substantially identical in all respects.

        See "The Proposed Amendments—6 3/8% Senior Note Indenture" and "The Proposed Amendments—8 3/8% Senior Note Indenture."

Proposed Waiver

        The letter of consent includes a waiver of all defaults under the indentures occurring on or before the effectiveness of the proposed amendments relating to any failure to comply with the financial reporting covenants of the indentures. Each of the indentures provides that, with certain exceptions not relevant to the present situation, existing defaults may be waived by holders of not less than a majority in aggregate principal amount of the outstanding notes issued under the indenture. If the requisite consents are obtained, all such defaults under the indentures will cease to exist, and any default or event of default under the indentures as a result of any such defaults, occurring on or before the effectiveness of the proposed amendments will be deemed to have been cured for all purposes of the indentures.

The Consent Solicitation

Securities for Which we are Soliciting Consents	6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008.
Requisite Consent for each Series of Notes
The tabulation agent must receive and accept properly completed and executed letters of consent that are not revoked in respect of at least a majority in aggregate principal amount of such series of notes that are outstanding.
Conditions to Consent Solicitation for each Series of Notes	The consent solicitation with respect to each series of notes is subject to the following conditions:
	•	the tabulation agent receives the requisite consents on or before the expiration date for that series of notes;
	•	the tabulation agent receives the requisite consents on or before the expiration date for the other series of notes;
	•	we deliver the requisite consents for that series of notes to the trustee; and
	•	we, the trustee and the several guarantors party thereto execute the supplemental indenture for that series of notes, which will occur upon receipt of the requisite consents for that series of notes.

The conditions of the consent solicitation are for our sole benefit and, to the extent permitted by law and the indentures, may be waived by us in whole or in part at any time and from time to time in our sole discretion.
Consent Payment
Subject to the conditions set forth below, we will pay or cause to be paid to each consenting holder $2.50 in cash for each $1,000 principal amount of notes for which letters of consent have been received and accepted from such consenting holder before the expiration date and not revoked. No interest will accrue or be payable on any consent payment.
Conditions to Consent Payment	Our obligations to make any consent payments are subject to the following conditions:
	•	delivery by the holder to the tabulation agent before the expiration date of a properly completed and executed letter of consent that has not been revoked before the effective time;
	•	the requisite consents with respect to such series of notes have been received before the expiration date;
	•	the requite consents with respect to the other series of notes have been received before the expiration date; and
	•	the effective time with respect to such series of notes has occurred.

The conditions to our obligation to make consent payments are for our sole benefit and, to the extent permitted by law and the indentures, may be waived by us in whole or in part at any time and from time to time in our sole discretion.
Waiver
Each holder that executes a letter of consent will also be deemed to have waived all defaults with respect to breaches of the financial reporting covenants of the indentures, and any events of default under the indentures as a result of such defaults, occurring on or before the effectiveness of the proposed amendments.
Acceptance of Consents
We may accept all properly completed and executed letters of consent received and not revoked on or before 5:00 p.m. New York City time, on the expiration date. If the requisite consents with respect to either series of notes are not received by the expiration date, we may extend the consent solicitation with respect to that series of notes and the tabulation agent would continue to accept letters of consent. We may, however, elect at any time to terminate the consent solicitation for either series of notes before the effective time relating to such series of notes.
Procedure for Consents
Letters of consent, to be effective, must be properly completed and executed, together with any required signature guarantees, in accordance with the instructions contained herein and in the accompanying letter of consent. Only registered holders on the record date or duly authorized agents of those holders are entitled to consent to the proposed amendments.
Record Date	5:00 p.m., New York City time, on July 2, 2004.
Expiration Date	5:00 p.m., New York City time, on July 15, 2004, unless extended.
Effective Time for each Series of Notes	The time at which all of the conditions to the consent solicitation for that series of notes have been satisfied or, if applicable, waived by us and the consents become irrevocable.
Payment Date	Promptly following the expiration date.
Revocation of Consents
Consents with respect to each series of notes may be revoked at any time before the effective time for such series of notes. If you desire to revoke a consent, you must timely file with the tabulation agent a written revocation of that consent, together with any required signature guarantees, in accordance with the instructions set forth herein and in the letter of consent.

Delivery of Letters of Consent
Completed and executed letters of consent should be sent by hand delivery, overnight courier, facsimile or mail, first-class postage prepaid, to the tabulation agent at the address set forth on the back cover of this consent solicitation statement. Facsimile copies of the letter of consent, properly and duly executed, should be confirmed by physical delivery no later than 5:00 p.m., New York City time, on the second business day following the expiration date. Letters of consent should not be delivered directly to us, the trustee or the solicitation agent. In no event should you tender or deliver any notes.
Consequences to Non-Consenting Holders
If the proposed amendments become effective, each holder and all subsequent holders of notes will be bound by such amendments, whether or not such holder consented to the proposed amendments. Holders who do not timely consent to the proposed amendments will not be eligible to receive the consent payment even though the proposed amendments will be binding on them if the proposed amendments become effective.
Information
Questions regarding the consent solicitation should be directed to Lehman Brothers, the solicitation agent, at the telephone number set forth on the back cover of this consent solicitation statement. Requests for additional copies of this consent solicitation statement and the letter of consent and other related documents should be directed to D.F. King & Co., Inc., the information agent, at its telephone number set forth on the back cover of this consent solicitation statement.

CERTAIN RISK FACTORS

        Set forth below are important risks and uncertainties that holders of the notes should consider in connection with the consent solicitation.

If the requisite consents are not obtained, the trustee and the holders of our notes will have the right to call for accelerated payment of the notes, which would trigger an event of default under our credit agreement.

        The trustee has notified us that we are in violation of the financial reporting covenants under the indentures. While we do not concede that the trustee's notice was adequate or effective, if it were effective (or if the trustee or the holders of at least 25% in aggregate principal amount of our outstanding notes give an effective notice), and we do not cure such deficiency within 60 days of receipt of such notice, the trustee or the holders of at least 25% of the principal amount the notes will have the right to call for accelerated payment of the notes, and the senior lenders under our secured credit agreement and secured equipment financing would also have the right to accelerate our indebtedness thereunder. The aggregate principal amount of indebtedness outstanding under our senior credit facility and our three equipment financing leases that have cross default provisions is $54.1 million. If a majority of the holders of each series of notes do not provide us with the required consents with respect to such series of notes before the 60 day cure period and, alone or together with our senior lenders, determine to accelerate a portion of or all $497.8 million of our indebtedness (which does not include any financing leases other than the three equipment financing leases described above), we may lack the ability to meet those obligations out of currently available cash. We cannot assure you that we would be able to refinance the notes or the borrowings under our credit agreement or our secured equipment financing, whether through the capital markets or otherwise, on commercially reasonable terms or at all.

If our senior lenders, including the holders of our notes, accelerate payment on our outstanding indebtedness, we would have to carry our indebtedness as short-term obligations on our balance sheet.

        If a majority of the holders of each series of notes do not provide us with the required consents with respect to such series of notes before such 60 day cure period and, alone or together with our senior lenders, determine to accelerate a portion of or all $497.8 million of our indebtedness (which does not include any financing leases other than the three equipment financing leases described above), we will be required to carry such accelerated indebtedness as short-term obligations on our balance sheet. This could cause our trade creditors to alter the terms upon which they do business with us and could materially adversely affect our financial condition and results of operations. We cannot assure you that we will be able to continue as a going concern if we are unable to obtain the required consents for each series of notes and waivers of the defaults under the indentures.

Failure to complete the restatements and audit of financial statements in a timely manner could adversely affect our business and prospects.

        The restatement process is subject to uncertainties. These uncertainties include whether we will be able to develop the necessary records or estimates to support the accounting for equipment assets and allocation of the write-downs to particular fiscal years, whether the restatements and audit will be completed in a timely manner, whether the amount of write-downs or impairments will exceed our estimates and what portions of the write-downs will be allocated to particular fiscal years.

        Failure to complete the restatement and audit and deliver audited financial statements by September 30, 2004, will constitute a default under our credit facility as well as our equipment financing agreements. It will be an event of default under the senior credit facility if we determine before September 30, 2004, that the amount of the write-downs will exceed $100 million. Failure to comply with these covenants, therefore, would give our senior lenders the ability to accelerate their loans. This would have the effects identified in the prior two risk factors. Continued failure to obtain and deliver audited financial statements will also prevent us from accessing the public capital markets.

In addition, uncertainty created by the ongoing absence of financial statements and the restatement process could create concern among our suppliers and vendors, which could adversely affect our business and prospects going forward.

Our internal controls may be insufficient to detect in a timely manner misstatements that could occur in our financial statements in amounts that may be material.

        The results of our restatement process to date raises significant questions whether our recordkeeping systems for equipment and our systems for reconciling property and equipment records to financial accounting records were adequate. The discovery of improprieties in our South Texas Division, including, among other things, misappropriation of company funds and diversion of company assets, also raises questions of the adequacy of our internal controls. We have taken steps to improve the capabilities and reliability of our financial and accounting systems. These improvements include updating the data in our centralized management maintenance system. In addition, we have replaced the management of our South Texas Division, and we have instituted actions against individuals involved in the South Texas matters. However, we have not completed the review of our internal controls mandated by the Sarbanes-Oxley Act. We may identify significant deficiencies or material weaknesses in our internal controls that call into question our ability to prevent or detect a material misstatement in our annual or interim financial statements.

        Notwithstanding the steps we have taken to address these issues, we cannot assure you that if we identify a significant deficiency or material weakness we will be successful in remediating the material weakness, or that we will be able to do so without additional capital expenditures to update the data in our centralized management maintenance system. If we are not able to remediate this weakness, we may not be able to prevent or detect a material misstatement of the annual or interim financial statements.

        Our independent public accounting firm has not given us notice as to whether it believes we currently have a material weakness in our internal controls and procedures. We will not be able to obtain the opinion of our independent public accounting firm on whether we have a material weakness until it conducts its audit of our financial statements for the year ending December 31, 2003, which will not be completed until early 2005.

An unfavorable decision in the class action suits brought against us could have an adverse effect on our results of operations.

        We have been named as a defendant in five class action complaints for violation of federal securities laws. The complaints also name Richard J. Alario, James J. Byerlotzer, Francis D. John and Royce Mitchell as defendants. Each complaint is brought on behalf of a class of purchasers of our securities between April 29, 2003 and June 4, 2004. The complaints allege that we made material misrepresentations and omitted material information from our public statements and Commission reports during the class period in violation of the Exchange Act. One or more of these claims may be decided adversely against us, and any such adverse decision may have a material adverse effect on our financial condition or our results of operations.

The 2003 audit and review of idle equipment is continuing and, as a result, additional adjustments to our financial statements may result, some of which could be material.

        Our independent auditor is currently auditing our financial statements for the year ended December 31, 2003. As a result of our continuing review, we estimate that a write-down of approximately $78 million of assets, consisting predominantly of idle equipment, and approximately $5 million of goodwill and intangible assets will be required, which we believe should have been recorded in 2003 and one or more prior years. As a result, we expect to restate certain prior year financial statements. Additional adjustments to these financial statements may result, some of which could be materially greater or different from the adjustments we currently expect.

THE PROPOSED AMENDMENTS—6 3/8% SENIOR NOTES

        Below is the text of the provisions from the indenture governing the 6 3/8% senior notes due 2013, which have been modified as contemplated by the consent solicitation. Text that is deleted from the indenture by the proposed amendments is stricken and text that is added to the indenture by the proposed amendments is underlined. The proposed amendments for the 8 3/8% senior notes due 2008 are substantially identical in all respects.

* * * * *

SECTION 501(c). Events of Default.

* * * * *

        (c)   The Company fails to comply with any of the provisions of Section 801 or Section 1010 hereof and such failure shall have continued for 15 days after notice from the Company or any Holder of the Notes or the Company or any of its Subsidiaries fails to comply with the provisions of Section 1007 or Section 1009 hereof, and such failure shall have continued for 30 days after notice from the Company or any Holder of the Notes or the Company or any of its Restricted Subsidiaries fails to comply by December 31, 2004, with Section 704 or Section 1003 with respect to the financial reports, information, documents or statements to be provided, filed or made available for annual or quarterly periods ending prior to December 31, 2004 and such failure shall have continued for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

* * * * *

SECTION 704. Reports by Company and the Guarantors.

        The Company and each of the Guarantors shall (except as provided in the next paragraph) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and shall otherwise comply with Section 314(a) of the Trust Indenture Act.

        Notwithstanding any other provision in this Section 704, until December 31, 2004, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 704 on any date before December 31, 2004.

* * * * *

SECTION 1003. Reports.

        Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall (except as provided in the next paragraph) furnish to the Holders of Notes within the time periods specified in the Commission's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 1003 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, whether or not required by the rules and regulations of the Commission, the Company shall (except as provided in the next paragraph) file a copy of all such information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA §314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        Notwithstanding any other provision in this Section 1003, until December 31, 2004, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 1003 on any date before December 31, 2004.

* * * * *

THE PROPOSED AMENDMENTS—8 3/8% SENIOR NOTES

        Below is the text of the provisions from the indenture governing the 8 3/8% senior notes due 2008, which have been modified as contemplated by the consent solicitation. Text that is deleted from the indenture by the proposed amendments is stricken and text that is added to the indenture by the proposed amendments is underlined. The proposed amendments for the 6 3/8% senior notes due 2013 are substantially identical in all respects.

* * * * *

SECTION 501(c). Events of Default.

* * * * *

        (c)   The Company fails to comply with any of the provisions of Section 801 or Section 1010 hereof and such failure shall have continued for 15 days after notice from the Company or any Holder of the Notes or the Company or any of its Subsidiaries fails to comply with the provisions of Section 1007 or Section 1009 hereof, and such failure shall have continued for 30 days after notice from the Company or any Holder of the Notes or the Company or any of its Restricted Subsidiaries fails to comply by December 31, 2004, with Section 704 or Section 1003 with respect to the financial reports, information, documents or statements to be provided, filed or made available for annual or quarterly periods ending prior to December 31, 2004 and such failure shall have continued for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

* * * * *

SECTION 704. Reports by Company and the Guarantors.

        The Company and each of the Guarantors shall (except as provided in the next paragraph) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to

Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and shall otherwise comply with Section 314(a) of the Trust Indenture Act.

        Notwithstanding any other provision in this Section 704, until December 31, 2004, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 704 on any date before December 31, 2004.

* * * * *

SECTION 1003. Reports.

        Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes within the time periods specified in the SEC's rules and regulations (except as provided in the next paragraph) (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 1003 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall (except as provided in the next paragraph) file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA §314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        Notwithstanding any other provision in this Section 1003, until December 31, 2004, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 1003 on any date before December 31, 2004.

* * * * *

THE CONSENT SOLICITATION
General

        We are soliciting consents from holders of our outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008. As soon as the requisite consents for such series of notes have been received, we intend to execute promptly, and in any event, on or before the expiration date, a supplemental indenture for such series of notes with the trustee under the indenture and the several guarantors party thereto.

        Regardless of whether the proposed amendments become effective, the notes will continue to be outstanding in accordance with all other terms of the notes and the respective indentures. The changes sought to be effected by the proposed amendments will not alter our obligation to pay the principal or interest on the notes when due or alter the stated interest rate or maturity date of the notes.

Requisite Consents for Each Series of Notes

        The tabulation agent must receive and accept properly completed and executed, and not revoked, letters of consent in respect of at least a majority of the aggregate principal amount of the 6 3/8% senior notes due 2013 and the 8 3/8% senior notes due 2008, respectively, that are outstanding by the expiration date.

Consents

        We may accept all properly completed and executed letters of consent received and not revoked on or before 5:00 p.m. New York City time, on the expiration date. If the requisite consents for either series of notes are not received and accepted by the expiration date, we may extend the consent solicitation for such series of notes and the tabulation agent would continue to accept letters of consent. We may, however, elect at any time to terminate the consent solicitation for either series of notes before the effective time of such series of notes.

        Letters of consent, to be effective, must be properly completed and executed, together with any required signature guarantees, in accordance with the instructions contained herein and in accordance with the letter of consent. Only registered holders on the record date or duly authorized agents of those holders are entitled to consent to the proposed amendments.

        By granting its consent, a holder of notes is and shall be deemed to be consenting to (i) all of the waivers and modifications to the original indentures that are noted in this consent solicitation statement and (ii) the entry by Key Energy Services, Inc., the trustee and the guarantors into supplemental indentures to effect such waivers and modifications, with such additions and deletions as shall be appropriate to carry out the intent of or are consistent with the proposed waivers and amendments, or do not vary the substance of the proposed amendments. In addition, the holder of notes is and shall be deemed to be agreeing and acknowledging that by granting its consent it approves the proposed waivers, amendments and the supplemental indentures, the execution and delivery thereof, the consent fee, the adoption and implementation thereof and all related matters and waives and releases any objections, claims and causes of action in respect thereof or related thereto against any of Key Energy Services, Inc. and its respective officers, employees, attorneys, advisors, directors and affiliates.

Record Date

        We have fixed 5:00 p.m., New York City time, on July 2, 2004 as the record date for holders of notes entitled to consent to the proposed amendments.

Consent Payments

        Subject to the conditions set forth below, we will pay or cause to be paid to each consenting holder $2.50 in cash for each $1,000 principal amount of notes for which letters of consent have been received and accepted from such consenting holder before the expiration date and not revoked in accordance with the procedures for revoking consents described under "—Revocation of Consents." No interest will accrue or be payable on any consent payment.

        Holders of notes who do not timely consent to the proposed amendments and holders of notes whose consents to the proposed amendments are timely revoked as set forth herein will not be eligible to receive the consent payment even though the proposed amendments, if they are approved and become effective, will be binding on them.

How to Consent

        The consent solicitation is being made to all persons in whose name a note was registered as of the record date. Only holders (i.e. persons in whose name a note is registered or their duly designated proxies) on the record date may execute and deliver a letter of consent. DTC will issue an "omnibus proxy" authorizing the DTC participants as of the record date (as set forth in a securities position listing of DTC as of the record date) to execute letters of consent with respect to those notes as if those DTC participants were the holders of record of those notes as of the record date; accordingly, we will deem those DTC participants for purposes hereof to be holders of record of those notes as of the record date, and we will deem letters of consent executed by those DTC participants or their duly appointed proxies with respect to those notes (or Agent's Messages transmitted by DTC in lieu thereof) to be valid letters of consent with respect to those notes. Accordingly, for the purposes of this consent solicitation, the term "holder" shall be deemed to mean record holders and DTC participants who held notes through DTC as of the record date.

        If you desire to consent to the proposed amendments, you should so indicate by completing, signing, together with any required signature guarantees, and dating the accompanying letter of consent and delivering it to the tabulation agent at the address set forth on the back cover of this consent solicitation statement in accordance with the instructions contained herein and in the letter of consent. Inasmuch as we are seeking consents to all of the proposed amendments as a single proposal, a letter of consent purporting to consent to some, but not all, of the proposed amendments will not be valid. Failure to deliver a letter of consent will have the same effect as if you had voted "No" to the proposed amendments.

        A letter of consent must be executed by you in exactly the same manner as your name appears on the notes, or by the person(s) authorized to sign by you as evidenced by proxy or in any other written manner acceptable to us. If notes to which a letter of consent relates are held by two or more joint holders, all such holders must sign the letter of consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to us of such person's authority so to act. If notes are registered in different names, separate letters of consent must be executed covering each form of registration. If a letter of consent is executed by a person other than the registered holder, then that person must have been authorized by proxy or in some other written manner acceptable to us to vote the applicable notes on behalf of the registered holder.

        You must complete, date, sign, together with any required signature guarantees, and deliver the letter of consent, or photocopy thereof, for your notes to the tabulation agent before the expiration date. You may deliver letters of consent to the tabulation agent by hand delivery, overnight courier, facsimile or mail, first-class postage prepaid, at the address set forth on the back cover of this consent solicitation statement. Facsimile copies of the letter of consent, properly and duly executed, should be confirmed by physical delivery no later than 5:00 pm., New York City time, on the second business day following the expiration date. Delivery of letters of consent should be made sufficiently in advance of the expiration date to ensure that the tabulation agent receives the consents before the expiration date. In no event should you tender or deliver any certificates evidencing your notes.

        We reserve the right to receive letters of consent by any other reasonable means or in any form that reasonably evidences the giving of consent.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance of the letters of consent will be determined by us in our sole discretion, which determination will be final and binding. We reserve the right to reject any and all consents not validly given or any letter of consent the acceptance of which, in our opinion or the opinion of our counsel, would be unlawful. We also reserve the right to waive, as permitted by law, any defects or irregularities or conditions of the consent solicitation. The interpretation of the terms and conditions of the consent solicitation, including the letter of consent and the instructions thereto, by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of letters of consent must be cured within such time as we shall determine. None of us, the tabulation agent, the trustee, the solicitation agent, the information agent, the paying agent or any other person shall be under any duty to give notification of defects or irregularities with respect to deliveries of letters of consent, nor shall any of them incur any liability for failure to give such notification.

        Receipt of the requisite consents by the tabulation agent will not obligate us to execute the supplemental indentures.

Revocation of Consents

        If you properly complete and execute a letter of consent and deliver it to the tabulation agent, and it is accepted before the expiration date, it will be counted, notwithstanding the transfer of any notes to which such letter of consent relates, unless the tabulation agent receives written notice from you of revocation or a changed letter of consent bearing a date later than the date of the prior letter of consent at any time before the effective time. Your consent shall bind you and every subsequent holder of your notes, even if notation of the consent is not made on your notes. However, you, or a subsequent holder that has received a proxy from you, may revoke your consent if the tabulation agent receives written notice of revocation before the effective time, even if such time and date is after the expiration date.

        To be effective, a notice of revocation must be in writing, must indicate the certificate number or numbers of the notes to which it relates and the aggregate principal amount represented by such notes and must:

  •
  be signed in the same manner as the original letter of consent; or

  •
  be accompanied by a proxy or other authorization in form satisfactory to us.

        Revocations of consents, together with any signature guarantees required by the letter of consent, must be sent to the tabulation agent at its address set forth on the back cover of this consent solicitation statement.

        All questions as to the validity, including the time of receipt, of revocations of consents will be determined by us and our determination will be final and binding. None of us, the tabulation agent, the trustee, the solicitation agent, the information agent, the paying agent or any other person will be under any duty to give notification of any defects or irregularities in any revocation, nor shall any of them incur any liability for failure to give any such notification.

Expiration Date; Extension; Amendments

        The expiration date is 5:00 p.m., New York City time, on July 15, 2004, unless we, in our sole discretion, extend the period during which the consent solicitation is open, in which event the expiration date will be the latest time and date to which the consent solicitation is extended. We reserve the right to extend or amend the consent solicitation at any time and from time to time, whether or not the requisite consents have been received. In the case of an extension, we will give oral or written notice to the information agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced expiration date. Any such extension will be followed as promptly as practicable by notice of extension by press release or other public announcement, or by written notice to the holders. An announcement or notice may state that we are extending the consent solicitation for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which the requisite consents have been received.

        If we make a material amendment to the terms of, or information concerning, this consent solicitation or the proposed amendments, we will disseminate additional solicitation materials to the extent necessary and extend such solicitation to the extent necessary in order to permit holders adequate time to consider those materials.

Conditions of the Solicitation and Consent Payment

        The consent solicitation with respect to each series of notes is subject to the following conditions in a manner satisfactory to us in our sole and absolute discretion:

  •
  the tabulation agent receives the requisite consents on or before the expiration date for that series of notes;

  •
  the tabulation agent receives the requisite consents on or before the expiration date for the other series of notes;

  •
  we deliver the requisite consents for that series of notes to the trustee; and

  •
  we, the trustee and the several guarantors party thereto execute the supplemental indenture for that series of notes, which will occur upon receipt of the requisite consents for that series of notes.

        Our obligation to make any consent payment on any series of notes is subject to the following conditions in a manner satisfactory to us in our sole and absolute discretion:

  •
  delivery by the holder to the tabulation agent before the expiration date of a properly completed and executed letter of consent that has not been revoked before the effective time;

  •
  the requisite consents with respect to such series of notes have been received before the expiration date;

  •
  the requite consents with respect to the other series of notes have been received before the expiration date; and

  •
  the effective time with respect to such series of notes has occurred.

        The conditions of the consent solicitation and our obligation to make consent payments are for our sole benefit and, to the extent permitted by law and the indentures, may be waived by us in whole or in part at any time and from time to time in our sole discretion. To the extent permitted by law, we expressly reserve the right to waive any of the foregoing conditions.

        We may, at any time before the effective time, determine in our sole discretion not to proceed with the consent solicitation or complete the proposed amendments, in which case the indentures would not be amended and no consent payment would be paid.

Consequences to Non-Consenting Holders

        If the proposed amendments become effective, each holder and all subsequent holders of notes will be bound by such amendments, whether or not such holder consented to the proposed amendments. Holders who do not timely consent to the proposed amendments will not be eligible to receive the consent payment even though the proposed amendments will be binding on them if the proposed amendments become effective.

The Agents

        We have retained Lehman Brothers as solicitation agent in connection with the consent solicitation. The solicitation agent will solicit consents and will respond to your inquiries. The solicitation agent will receive a fee for its services in connection with the consent solicitation and reimbursement of reasonable out-of-pocket expenses. We have agreed to indemnify the solicitation agent against certain liabilities and expenses, including liabilities under the securities laws, in connection with the consent solicitation.

        We have retained D.F. King & Co., Inc. as information agent and tabulation agent in connection with the consent solicitation. D.F. King & Co., Inc. will receive and tabulate consents and will receive customary fees for such services and reimbursement of reasonable out-of-pocket expenses.

        Questions with respect to the terms of the consent solicitation and requests for assistance may be directed to the solicitation agent or the information agent, in each case, at its address and telephone number set forth on the back cover of this consent solicitation statement. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the consent solicitation. Requests for additional copies of this consent solicitation statement and the accompanying letter of consent and other related documents should be directed to the information agent. All executed letters of consent and any other documents required by the letters of consent should be directed to the tabulation agent at the address set forth in the letter of consent, and not to us, the solicitation agent, the trustee or the paying agent.

Fees and Expenses

        We will bear the costs of the consent solicitation, including the fees and expenses of the solicitation agent, the information agent, the tabulation agent, the paying agent and the trustee. We will reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding consent solicitation statements, letters of consent and other materials to beneficial owners of notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of the material U.S. federal income tax considerations of the proposed amendments and the consent payments. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial authorities, published positions of the Internal Revenue Service, or the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to persons who hold their notes as capital assets for U.S. federal income tax purposes (within the meaning of Section 1221 of the Code). This summary does not address all of the tax consequences that may be relevant to a particular holder or to holders that may be subject to special treatment under U.S. federal income tax laws (such as financial institutions, tax-exempt organizations, real estate investment companies, regulated investment companies, insurance companies, dealers in securities and traders in securities that elect to use the mark to market method of accounting), to persons subject to the alternative minimum tax, to persons that are or hold the notes through a pass-through entity, to persons that hold the notes as part of a straddle, hedge or synthetic security transaction for U.S. federal income tax purposes or to U.S. holders that have a functional currency other than the U.S. dollar. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Holders of the notes must consult their own tax advisors as to the U.S. federal income tax consequences of the proposed amendments and the consent payments, as well as the effects of state, local and non-U.S. tax laws.

The Proposed Amendments and Consent Payments

        If the proposed amendments and consent payment constitute a "significant modification" of the notes within the meaning of applicable Treasury regulations, then a deemed exchange of the notes occurs for federal income tax purposes. Under applicable Treasury regulations, the following do not constitute a "significant modification": (i) a waiver of a customary accounting or financial covenant, (ii) a temporary waiver of an event of default, or (iii) a change in yield to maturity of less than 25 basis points per year (in the event the consent payment is considered interest on the notes). Accordingly, we do not believe the proposed amendments and receipt of the consent payments constitute a "significant modification" of the notes within the meaning of the applicable Treasury regulations.

        If such treatment is respected, the adoption of the proposed amendments and receipt of the consent payments will not result in a deemed exchange of the notes by their holders, and a holder will recognize income only to the extent of the consent payment received. Even if the adoption of the proposed amendments and receipt of the consent payment results in a deemed exchange of the old notes for new notes, we believe that, with respect to our 6 3/8% senior notes due 2013, such deemed exchange will likely constitute a tax-free recapitalization for U.S. federal income tax purposes and that a holder will recognize gain only to the extent of the consent payment received. However, such tax-free recapitalization will likely not apply to our 8 3/8% senior notes due 2008.

        If an exchange is deemed to have occurred and such exchange does not qualify as a recapitalization, holders will recognize gain or loss, if any, on such exchange in an amount equal to the fair market value of the new notes and the holder's tax basis in the note. A holder's tax basis in a note generally will be the cost, increased by any accrued market discount previously taken into income by the holder, and decreased by any bond premium offset or payments that are not payments of stated interest. In addition, the holder will have a new holding period for the notes beginning on the date of consummation of the exchange.

        We intend to treat the consent payment for U.S. federal income tax purposes as a fee paid to a holder in consideration of such holder's consent to the proposed amendments. Alternatively, the consent payment might be treated as a payment of additional interest on the notes. In either event, a holder will recognize ordinary income in the amount of the consent payment received.

Backup Withholding

        A holder of a note may be subject, under certain circumstances, to "backup withholding" with respect to the consent payments if the holder, among other things, (a) fails to properly furnish its social security number or other taxpayer identification number, or TIN, (b) furnishes an incorrect TIN, (c) fails to properly report the receipt of interest or dividends or (d) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding.

Tax Consequences to Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of the notes that is not any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or partnership created or organized under the laws of the United States or any state or political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (a) is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        Although it is not entirely clear that U.S. federal withholding tax is applicable to the payment of the consent payments, we intend to withhold such tax from a consent payment at a rate of 30%, unless the Non-U.S. Holder of the note provides to the tabulation agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the consent payment is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Such form should be submitted to the paying agent, as payor, by the tabulation agent.

U.S. Tax Credit for Withholding

        Backup or other withholding is not an additional tax. Any amounts we withhold under the backup or other withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the requisite procedures are followed and certain information is provided to the IRS.

CONSENT SOLICITATION
relating to the
$150 million of 6 3/8% Senior Notes Due 2013
CUSIP No. 492914AP1
and
$275 million of 8 3/8% Senior Notes Due 2008
CUSIP No. 492914AN6
of
 Key Energy Services, Inc.

        Facsimile copies of the letter of consent, properly and duly executed, will be accepted by the tabulation agent (facsimile transmissions should be confirmed by physical delivery no later than 5:00 p.m., New York City time, on the second business day following the expiration date). You or your broker, dealer, commercial bank, trust company or other nominee should send the letter of consent and any other required documents to the information agent and tabulation agent at the address set forth below.

        Any questions or requests for assistance or additional copies of this consent solicitation statement or the letter of consent may be directed to the information agent at its telephone number and location set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the consent solicitation.

The information agent and tabulation agent for the consent solicitation is:

D.F. King & Co., Inc.

Banks and brokers call collect:
(212) 269-5550
All others call: (800) 848-2998

By Mail: 48 Wall Street, 22nd Floor New York, New York 10005	By Facsimile: (212) 809-8839 Confirmation by Telephone: (212) 493-6956	By Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Gina Ruotolo
By Overnight Courier 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Gina Ruotolo

Delivery of a consent to an address other than as set forth above for the tabulation agent, or transmission of a consent via facsimile other than as set forth above, will not constitute a valid delivery.

        Any questions regarding the terms of the consent solicitation may be directed to the solicitation agent at its telephone number set forth below:

The solicitation agent for the consent solicitation is:

LEHMAN BROTHERS
745 Seventh Avenue—3rd Floor
New York, New York 10019
Call Collect: (212) 528-7581
Call Toll-Free: (800) 438-3242
Attention: Liability Management Group

QuickLinks

TABLE OF CONTENTS
ABOUT THIS CONSENT SOLICITATION STATEMENT
THE CONSENT SOLICITATION
AVAILABLE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The Proposed Amendments and Consent Payments
Backup Withholding
Tax Consequences to Non-U.S. Holders
U.S. Tax Credit for Withholding